SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to ‘240.14a-12

EPICOR SOFTWARE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Notice of 2005 Annual Meeting of Stockholders

and Proxy Statement

Meeting Date:

May 19, 2005

Epicor Software Corporation

18200 Von Karman Avenue, Suite 1000

Irvine, CA 92612

Epicor Software Corporation

18200 Von Karman Avenue, Suite 1000

Irvine, CA 92612

To our shareholders:

You are hereby cordially invited to attend the 2005 Annual Meeting of Stockholders of Epicor Software Corporation. The Annual Meeting will be held on Thursday, May 19, 2005, at 10:00 a.m. local time, at the Irvine Marriott Hotel located at 18000 Von Karman Avenue, Irvine, CA 92612. The expected actions to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. We encourage you to read the Form 10-K. It includes our audited financial statements and information about our operations, markets and products.

Stockholders of record as of March 21, 2005 may vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope or, if available, vote via the Internet or by telephone. Returning the proxy card or voting via the Internet or by telephone will ensure your representation at the meeting but does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the Annual Meeting.

Sincerely,

L. George Klaus

Chairman of the Board,

Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 19, 2005

Time:	10:00 a.m. local time

Place:	Irvine Marriott Hotel 18000 Von Karman Avenue Irvine, CA 92612

Matters to be voted on:

•	Election of the Company’s five nominee directors, L. George Klaus, Donald R. Dixon, Thomas F. Kelly, Harold D. Copperman, and Robert H. Smith;

•	Approval of the Company’s 2005 Stock Incentive Plan;

•	Ratification of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2005; and

•	Any other matters that may properly be brought before the meeting.

Any of the above matters may be considered at the annual meeting at the date and time specified above or an adjournment or postponement of such meeting.

By order of the Board of Directors

L. George Klaus

Chairman, CEO and President

April 12, 2005

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR, IF AVAILABLE, VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD.

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(continued)

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EPICOR SOFTWARE CORPORATION

PROXY STATEMENT FOR 2005

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of Epicor Software Corporation (“Epicor” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Thursday, May 19, 2005 at 10:00 a.m. local time, and at any postponement or adjournment thereof. The Annual Meeting will be held at the Irvine Marriott Hotel located at 18000 Von Karman Avenue, Irvine, California 92612. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

These proxy solicitation materials and the enclosed Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including financial statements, were first mailed on or about April 15, 2005 to all stockholders entitled to vote at the meeting. Our principal executive offices are located at 18200 Von Karman Avenue, Suite 1000, Irvine, California 92612, and our telephone number is (949) 585-4000.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote

Stockholders of record at the close of business on March 21, 2005 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting of Stockholders. The Company has two (2) classes of equity securities outstanding, designated Common Stock, $.001 par value (“Common Stock”), and Series D Preferred Stock, $.001 par value (“Series D Preferred Stock,” respectively). At the Record Date, 53,465,731 shares of Common Stock, which includes 426,891 shares of Common Stock held by the Company as treasury shares, and 168,158 shares of Series D Preferred Stock were issued and outstanding.

Voting and Conversion Rights of Common Stock and Series D Preferred Stock

Each share of Common Stock outstanding at the record date will be entitled to one (1) vote with respect to each proposal herein and any other matter that properly may come before the Annual Meeting of Stockholders. Each share of Series D Preferred Stock is also convertible into ten (10) shares of Common Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares, at any time at the option of the holder. In addition, each share of Series D Preferred Stock automatically converts into ten (10) shares of Common Stock, as adjusted as provided above, ten (10) days following the date that the average closing price of the Common Stock for twenty (20) consecutive days has exceeded $5.73 per share, as adjusted as provided above.

Each share of Series D Preferred Stock will be entitled to vote with the holders of Common Stock on an as-converted basis on all matters presented for stockholder approval. Thus, a total of 54,720,420 votes, excluding 426,891 treasury shares, are eligible to be cast at the Annual Meeting.

Voting Your Proxy	If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Internet and telephone voting may be available in the instructions from your broker, bank or other nominee. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by using the toll free telephone number, the Internet voting site listed on the proxy card, or by signing, dating and mailing the proxy card in the postage paid envelope that we have provided. Of course, you may also choose to attend the meeting and vote your shares in person. Specific instructions for using the telephone and Internet voting systems are on the proxy card. The telephone and Internet voting systems will be available until 11:59 p.m. (Central Time) on May 18, 2005. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Matters to be Presented

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Changing Your Vote.”

Changing Your Vote

To revoke your proxy instructions if you are a holder of record, you must (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions before the proxy holders vote your shares, or (iii) attend the meeting and vote your shares in person. If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or nominee.

Cost of This Proxy Solicitation

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

How Votes are Counted

The Annual Meeting will be held if a majority of the outstanding Common Stock, including Series D Preferred Stock on an as converted basis, entitled to vote is represented in person or by proxy at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Abstentions and Broker Non-Votes

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a “broker non-vote”) unless you have given voting instructions to the bank, broker or nominee. The New York Stock Exchange (“NYSE”) issued regulations prohibiting brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. National Association of Securities Dealers, Inc. (“NASD”) member brokers are also prohibited from voting on such proposals without specific instructions from beneficial holders. Accordingly, all shares that you hold through a broker or other nominee who is a NASD or NYSE member organization will only be voted on approval of equity compensation plans if you have provided specific voting instructions to your broker or other nominee to vote your shares on such proposal. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

•	“FOR” the election of the Director nominees to the Board of Directors;

•	“FOR” approval of the Company’s 2005 Stock Incentive Plan; and

•	“FOR” ratification of Deloitte & Touche, LLP as our independent auditors for fiscal year 2005

Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (SEC) and our bylaws. Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2006 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the Securities Exchange Act) must be received by us no later than December 9, 2005 to be considered for inclusion.

If a stockholder intends to submit a proposal or nomination for director for our 2006 Annual Meeting of Stockholders that is not to be included in Epicor’s Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in Epicor’s bylaws between 45 days and 90 days prior to the meeting, unless less than 55 days notice of the 2006 Annual Meeting of Stockholders is given, in which case stockholder notice must be received by Epicor no later than the 10th day following the date that notice of such meeting is given to stockholders. Epicor’s bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to Epicor Software Corporation, 18200 Von Karman Avenue, Suite 1000, Irvine, California 92612, Attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on our website at www.epicor.com.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees

Currently, there are six (6) members of the Board of Directors. However, Andreas Kemi, who has served as a director since shortly after the Company’s acquisition of Scala in June 2004, has decided not to stand for reelection given that the acquisition and integration of Scala have essentially been completed. Effective May 19, 2005, the number of authorized directors will be reduced to five (5). Accordingly, at the Annual Meeting of Stockholders, five (5) directors are to be elected by the holders of Common Stock and Series D Preferred Stock. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five (5) nominees named below. All nominees are currently directors of the Company. If any Company nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for a nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable to or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until the earlier of his death, resignation or removal.

Name	Age	Position	Director Since
L. George Klaus	64	Chairman of the Board, President and Chief Executive Officer	1996
Donald R. Dixon	57	Director	1995
Thomas F. Kelly	52	Director	2000
Harold D. Copperman	58	Director	2001
Robert H. Smith	68	Lead Director	2003

The Board of Directors recommends a vote “FOR” the election of all of the nominees listed above.

L. George Klaus

Mr. Klaus has been a Director of the Company and has served as Chief Executive Officer of the Company since February 1996 and Chairman of the Board since September 1996. Mr. Klaus also served as President of the Company from February 1996 through November 1999 and from June 2001 to the present. From July 1993 through October 1995, Mr. Klaus served as President, Chief Executive Officer and Chairman of the Board of Frame Technology, Inc., a software company that produces software tools for authoring, managing and distributing business-critical documents. Mr. Klaus currently serves on the board of FileNET Corporation (NASDAQ: FILE). Mr. Klaus is also a member of the Information and Computer Science CEO Advisory Board for the University of California, Irvine.

Donald R. Dixon

Mr. Dixon has been a Director of the Company since September 1995. Mr. Dixon has served as Managing Director of Trident Capital, Inc., a private investment firm, since June 1993. Mr. Dixon also is a director of a number of private companies.

Thomas F. Kelly

Mr. Kelly has been a Director of the Company since January 2000. In March 2005, Mr. Kelly became Chief Executive Officer of Transware Limited and its holding company parent, Eastchase Limited. Transware provides localization and translation services to enterprises and e-learning content suppliers, supporting translation in 80 languages. From September 2004 to

March 2005, Mr. Kelly acted as an independent consultant to Trident Capital, with the title of Entrepreneur in residence. Prior to that time, Mr. Kelly was Chairman and Chief Executive Officer of BlueStar Solutions, Inc., an enterprise resource planning software hosting company, from January 2001 to September 2004, at which time BlueStar was acquired by ACS, Inc. From July 1998 through December 2000, Mr. Kelly was Chairman and Chief Executive Officer of Blaze Software, Inc., a provider of rules-based e-business software that enables personalized interaction across an enterprise’s electronic contact points. From March 1996 through March 1998, Mr. Kelly was employed at Cirrus Logic, Inc. as Executive Vice President and Chief Financial Officer, and then subsequently Chief Operating Officer. From September 1993 through December 1995, Mr. Kelly served as Executive Vice President and Chief Financial Officer of Frame Technology Corporation, a software company that produces software tools for authoring, managing and distributing business-critical documents. Mr. Kelly is also a director of FEI Company (NASDAQ: FEIC), a manufacturer of particle and ion beam imaging and analysis solutions for the semiconductor and science markets and a director of Sendmail, Inc., a private email security company.

Harold D. Copperman

Mr. Copperman has been a director of the Company since July 2001. Mr. Copperman is currently the CEO and President of HDC Ventures, Inc., a management and investment group focusing on enterprise systems, software and services. From 1993 through 1999, Mr. Copperman served as Senior Vice President and Group Executive of the Products Divisions at Digital Equipment Corporation where he was responsible for the company’s six computer systems business units and worldwide manufacturing and distribution. Mr. Copperman was formerly a director of America Online, Inc. (1989-1993) and 800 Software (1992-1993) and currently sits on the Board of Avocent Corporation (NASDAQ: AVCT) and a number of other private companies in the information technology business.

Robert H. Smith

Mr. Smith has been a director of the Company since May 2003 and in April 2005 was voted to the position of Lead Director by the Board. Mr. Smith has over forty years of experience in financial management with leading technology companies. From 1963 at the onset of his career at Honeywell, Inc., Mr. Smith has held a number of executive positions in operations, finance and administration with Memorex Corporation and Control Data Corporation. In 1982, Mr. Smith joined R. R. Donnelley & Sons Company (NYSE: DNY), a leading provider of financial printing and communications as executive vice president, finance and chief financial officer. Mr. Smith went on to become president of Maxwell Graphics in 1986. In 1996, Mr. Smith joined Novellus Systems, Inc., as executive vice president, finance and administration and chief financial officer. Mr. Smith also served on the board of directors of Novellus until his retirement in 2002. Since 1990, Mr. Smith has been a member of the board of directors of Cirrus Logic, Inc. (NASDAQ: CRUS), serves on the company’s compensation committee, and also serves as chairman of the audit committee. In 2003, Mr. Smith joined the board of directors of PLX Technology (NASDAQ: PLXT) a provider of high-speed connectivity equipment in the semiconductor industry and also joined the board of Virage Logic (NASDAQ: VIRL), a single source provider of semiconductor IP platforms.

Vote Required

The five (5) nominees for director receiving the highest number of affirmative votes from holders of shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE COMPANY’S FIVE (5) NOMINEE DIRECTORS. Unless otherwise marked, proxies solicited by the Company will be voted FOR the election of the Company’s FIVE (5) nominee directors.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors held 4 meetings during fiscal year 2004. Each director attended or participated telephonically in 75% or more of the aggregate of (i) the total number of the meetings of the Board of Directors (held during the period for which such director was a director) and (ii) the total number of meetings of all committees on which such director served (held during the period for which such director served as a committee member) during fiscal year 2004.

Board Independence

The Board of Directors has determined that each of its current directors, including all nominee directors, except the Chief Executive Officer, has no material relationship with Epicor and is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect.

Committees of the Board of Directors

The Board of Directors has Audit, Nominating and Corporate Governance, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The following describes each committee and its function, its current membership and the number of meetings held during fiscal year 2004.

Audit Committee

The Audit Committee currently consists of Messrs. Kelly, Smith, and Copperman, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. Mr. Dixon was also a member of the Audit Committee during 2004. The Board of Directors has determined that Mr. Kelly is an “audit committee financial expert” as defined in SEC rules. The Audit Committee held 4 meetings during fiscal year 2004. Mr. Kelly serves as Chairman of the Audit Committee.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on Epicor’s website at www.epicor.com under “Investors” and “Corporate Governance”. In addition, the Audit Committee charter was attached to the Company’s proxy statement in 2004 as Appendix B.

The Audit Committee oversees the accounting, financial reporting and audit processes; makes recommendations to the Board of Directors regarding the selection of independent auditors; reviews the results and scope of audit and other services provided by the independent auditors; reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and reviews our internal controls and procedures to ensure compliance with the Sarbanes-Oxley Act of 2002.

The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.

The Audit Committee Report is included herein on page 33.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Kelly, Copperman and Smith, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. Mr. Smith serves as chair of the Nominating and Corporate Governance Committee and also as the Lead Director.

The Nominating and Corporate Governance Committee held 2 meetings during fiscal year 2004. The Board of Directors has adopted the Nominating and Corporate Governance Committee charter; which is available on Epicor’s website at www.epicor.com under “Investors” and “Corporate Governance”.

The Nominating and Corporate Governance Committee considers and periodically reports on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees; develops and recommends governance principles applicable to the Company and the Board of Directors; oversees the evaluation of the Board of Directors and management; and oversees and sets compensation for the Board of Directors.

The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below under “Identification and Evaluation of Nominees for Directors.” In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to our Corporate Secretary. In addition, procedures for stockholder direct nomination of directors are discussed above under the section “Deadline for Receipt of Stockholder Proposals” and are discussed in detail in our bylaws, which will be provided to you upon written request.

Director Qualifications

The Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding Epicor values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating such recommendations, the Nominating and Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Compensation Committee

The Compensation Committee consists of Messrs. Dixon, Kelly, and Smith. The Compensation Committee held 1 meeting during fiscal year 2004 and acted by unanimous consent on several occasions. The Compensation Committee also met in March 2005, following the end of fiscal year 2004, to review fiscal year 2004 compensation and set fiscal year 2005 compensation. Mr. Dixon serves as Chair of the Compensation Committee.

The Compensation Committee oversees and makes recommendation to the Board of Directors regarding our compensation and benefits policies; and oversees, evaluates and approves compensation plans, policies and programs for our executive officers.

The Compensation Committee Report is included herein on page 29.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2004, no member of the Compensation Committee was an officer or employee of Epicor, and no member of the Compensation Committee has been at any time in the past an officer of Epicor. During fiscal year 2004, no member of the Compensation Committee or executive officer of Epicor served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Annual Meeting Attendance	The Company’s policy is to invite, but not require directors to attend annual meetings of Epicor stockholders. One director attended the 2004 annual meeting of stockholders.

Communicating with the Board of Directors

Epicor’s policy is that shareholders may communicate with the Board of Directors, by submitting an email to bod@epicor.com, or by writing to us at Epicor Software Corporation, Attention: Board of Directors, 18200 Von Karman Avenue, Suite 1000, Irvine, California 92612. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded. All other stockholder communications related to the Board and the Company’s business are forwarded directly to the entire Board of Directors by the General Counsel of the Company.

Code of Ethics

The Board of Directors has adopted a Worldwide Code of Business Conduct and Code of Ethics, which is applicable to the Company, including the Chief Executive Officer, Chief Financial Officer and all officers of the Company. The Board has also adopted separate Corporate Governance Guidelines, which contains provisions specifically applicable to directors.

We will provide a copy of the Worldwide Code of Business Conduct and Code of Ethics and/or the Corporate Governance Guidelines upon request made by email to investorrelations@epicor.com or in writing to Epicor Software Corporation, Attention: Investor Relations, 18200 Von Karman Avenue, Suite 1000, Irvine, California 92612. Epicor will disclose any amendment to the Worldwide Code of Business Conduct and Code of Ethics or the Corporate Governance Guidelines or waiver of a provision of the Worldwide Code of Business Conduct and Code of Ethics or the Corporate Governance Guidelines, including the name of the officer to whom the waiver was granted, on our website at www.epicor.com, on the Investor Relations page.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 21, 2005 regarding the beneficial ownership of the Common Stock and D Preferred Stock of the Company by (i) each person known by management to be the beneficial owner of more than 5% of any class of the Company’s capital stock (based upon reports filed by such persons with the Securities and Exchange Commission), (ii) each director of the Company, (iii) each of the persons named in the Summary Compensation Table, and (iv) all current directors and executive officers of the Company as a group:

	Common Stock			Series D Preferred Stock			Total Voting Power
Name and Address of Beneficial Owner (†)(+)	Amount and Nature of Beneficial Ownership		Percentage of Class**	Amount and Nature of Beneficial Ownership		Percentage of Class	Votes	Total Percentage
LeRoy C. Kopp Kopp Investment Advisors, LLC Kopp Holding Company, LLC Kopp Holding Company 7701 France Avenue South Suite 500 Edina, MN 55435 (2)	4,614,142		8.37%	—		__	4,614,142	8.37%
Trident Capital Fund-V, LP Trident Capital Fund-V Affiliates Fund, L.P. Trident Capital Fund-V Affiliates Fund (Q), L.P. Trident Capital Fund-V Principals Fund, L.P. Trident Capital Parallel Fund-V, C.V. 2480 Sand Hill Road, Suite 100 Menlo Park, CA 94025 (1)	1,754,710	(3)(4)(5)	3.18%	168,158	(3)(4)(5)	100%	1,754,710	3.18%
Richard H. Pickup Dito Devcar Corporation Pickup Family Trust TB Fund, LLC DRP Charitable Remainder Unitrust TMP Charitable Remainder Unitrust Plus Four Equity Partners, LP TD Investments, LLC Dito Caree, LP 2321 Alcova Ridge Dr. Las Vegas, NV 89134 (6)	2,885,600		5.2%	—		__	2,885,600	5.23%
L. George Klaus	2,977,696	(7)(8)	5.40%	—		__	2,977,696	5.40%
Robert H. Smith	28,333	(9)	*	—		__	28,333	*
Donald R. Dixon	1,754,710	(3)(4)(5)	3.18%	168,158	(3)(4)(5)	100	1,754,710	3.18%
Thomas F. Kelly	46,000	(10)	*	—		__	46,000	*
Harold D. Copperman	65,000	(11)	*	—		__	65,000	*
Michael A. Piraino	115,625	(12)	*	—		__	115,625	*
Richard D. Borg (13)	176,000		*	—		__	176,000	*
Andreas Kemi (14)	6,304		*	—		__	6,304	*
Mark Duffell	102,148	(15)	*	—		__	102,148	*
All current directors and officers as a group (9 persons) (16)	5,271,816		9.56%	—		__	5,271,816	9.56%

*	Less than 1%
**	Based on 55,147,311 shares of Epicor Common Stock outstanding on an as converted basis on the Record Date of March 21, 2005, including 426,891 shares of Common Stock held by the Company as treasury stock.
†	Unless otherwise indicated, the address for each beneficial owner listed in this table is c/o Epicor Software Corporation, 18200 Von Karman Avenue, Suite 1000, Irvine, CA 92612.
(+)	Unless otherwise indicated, the person named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(1)	This information is based solely upon a Schedule 13D/A filed February 9, 2005.

(2)	This information is based solely upon a Schedule 13G/A filed January 21, 2005.

(3)	Donald R. Dixon, a director of the Company, is a managing director of Trident Capital Inc., which is the general partner of Trident Capital, L.P., which is the general partner of Trident Capital Partners Fund – I, L.P. and Trident Capital Partners Fund – I, C.V. Mr. Dixon is also a member of Trident Capital Management – V, L.L.C., which is the general partner of Trident Capital Fund-V, L.P.; Trident Capital Fund-V Affiliates Fund, L.P.; Trident Capital Fund-V Affiliates Fund (Q), L.P.; Trident Capital Fund-V Principals Fund, L.P.; and Trident Capital Parallel Fund-V, C.V. Mr. Dixon disclaims beneficial ownership of these shares, other than to the extent of his interests in Trident Capital, Inc, and Trident Capital Management – V, L.L.C.

(4)	Consists of 1,681,580 shares underlying Series D Preferred Stock on an as-converted basis held by Trident Capital Management-V, L.P.; 1,506,440 shares underlying Series D Preferred Stock on an as-converted basis held by Trident Capital Fund-V Fund, L.P.; 8,755 shares underlying Series D Preferred Stock on an as-converted basis held by Trident Capital Fund-V Affiliates Fund, L.P.; 8,347 shares underlying Series D Preferred Stock on an as-converted basis held by Trident Capital Fund-V Affiliates Fund (Q), L.P.; 114,451 shares underlying Series D Preferred Stock on an as-converted basis held by Trident Capital Parallel Fund-V, C.V.; 43,607 shares underlying Series D Preferred Stock on an as-converted basis held by Trident Capital Fund-V Principals Fund, L.P. Series D Preferred Stock is convertible to common stock on a 10 to 1 common for preferred ratio.

(5)	Includes 30,000 shares originally issued to Donald Dixon and then subsequently assigned to Trident Capital, L.P., including shares subject to a right of repurchase by the Company as of March 15, 2004, which right of repurchase lapses over a four-year period as to some shares. Also includes 20,000 shares of common stock subject to options held by Mr. Dixon that are vested and/or exercisable within sixty (60) days following the Record Date. Mr. Dixon disclaims beneficial ownership of these shares, other than to the extent of his equity interest in Trident Capital, L.P.

(6)	This information is based solely upon a Schedule 13D/A filed February 10, 2005.

(7)	Includes shares subject to a right of repurchase by the Company as of March 15, 2004, which right of repurchase lapses over a four-year period as to some shares.

(8)	Includes 468,750 shares of common stock subject to options held by Mr. Klaus that are vested and/or exercisable within sixty (60) days following the Record Date.

(9)	Includes 28,333 shares of common stock subject to options held by Mr. Smith that are vested and/or exercisable within sixty (60) days following the Record Date.

(10)	Includes 20,000 shares of common stock subject to options held by Mr. Kelly that are vested and/or exercisable within sixty (60) days following the Record Date.

(11)	Includes 55,000 shares of common stock subject to options held by Mr. Copperman that are vested and/or exercisable within sixty (60) days following the Record Date.

(12)	Includes 115,625 shares of common stock subject to options held by Mr. Piraino that are vested and/or exercisable within sixty (60) days following the Record Date.

(13)	Mr. Borg’s employment with the Company ceased effective December 30, 2004.

(14)	Mr. Kemi became a director of Epicor Software Corporation effective July 19, 2004.

(15)	Includes 35,000 shares of common stock subject to options held by Mr. Duffell that are exercisable within sixty (60) days following the Record Date.

(16)	Includes all shares of common stock and Series D Preferred Stock, as applicable, owned by Trident Capital Partners, and related entities as to which the respective affiliated director disclaims beneficial ownership.

PROPOSAL TWO: APPROVAL OF 2005 STOCK INCENTIVE PLAN

On January 25, 2005, the Board of Directors adopted the 2005 Stock Incentive Plan (the “Plan”) and reserved 3,000,000 shares of Common Stock for issuance thereunder subject to stockholder approval. Our named executive officers and directors have an interest in this proposal.

The Board of Directors and management believe that equity awards are of great value in recruiting and retaining personnel who help the Company meet its goals, as well as rewarding and encouraging current employees. The Board of Directors believes the approval of the Plan is essential to maintain the Company’s continued capability to grant equity awards. The Company’s 1999 Nonstatutory Stock Option Plan (the “1999 Plan”) has only 171,468 shares remaining available for issuance and, unless shares are exhausted sooner, will terminate by its terms on April 29, 2009 after which time no further shares will be available for issuance. The Plan’s material terms are the same as the 1999 Plan except that the Plan has a share reserve of 3,000,000 shares available for future grants and the Plan enables the Board of Directors to grant of stock appreciation rights in addition to stock options and restricted shares. The Board of Directors believes the Plan will give it additional flexibility in structuring equity awards and intends the Plan to replace the 1999 Plan if stockholders approve this proposal. The Company’s named executive officers and directors have an interest in this proposal.

A copy of the plan is attached to this proxy statement as Appendix A.

At the annual meeting, the stockholders are being asked to approve the Plan and the reservation of shares thereunder.

Summary of the Plan

General.    The purpose of the Plan is to attract and retain qualified personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company or any subsidiary and to promote the success of the Company’s business. Options granted under the Plan are nonstatutory stock options. In addition, restricted stock may also be issued under the Plan by means of grants of stock purchase rights and stock appreciation rights may be issued. The Plan includes a share reserve of 3,000,000 shares of our common stock. If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares will be returned to the available pool of shares. As of the date hereof, no awards have been granted under the Plan.

Administration.    The Plan may generally be administered by the Board or the Committee appointed by the Board (as applicable, the “Administrator”).

Eligibility; Limitations.    Nonstatutory stock options, stock appreciation rights and stock purchase rights may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. As of the Record Date, there were approximately 1,490 employees and 6 directors of the Company. The Administrator, in its discretion, selects the employees, directors and consultants to whom awards are granted, the time or times at which such awards shall be granted, and the number of shares subject to each such grant.

Section 162(m) of the Internal Revenue Code of 1986, as amended, places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with options and stock appreciation rights granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and stock appreciation rights of purchase more than 1,500,000 shares of common stock. Notwithstanding this limit, however, in connection with such individual’s initial employment with the Company, he or she may be granted options and stock appreciation rights to purchase up to an additional 1,500,000 shares of common stock.

Terms and Conditions of Options.    Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

(a) Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

(b) Exercise of Option; Form of Consideration.    The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exercisable over two to five years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option.    The term of an option may be no more than ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Employment.    After termination of service with the Company, an optionee will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement. If no such period of time is stated in a participant’s option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will an option be able to be exercised later than the expiration of its term.

(e) Nontransferability of Options.    Unless the Administrator permits transferability, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(f) Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

Terms and Conditions of Stock Purchase Rights.    Stock purchase rights may be issued alone or together with other awards granted under the Plan and/or cash awards made outside of the Plan. The stock purchase right may be accepted by execution of a restricted stock purchase agreement, which will grant the Company, unless the Administrator determines otherwise, a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason, including death or disability. The Administrator determines the rate at which the repurchase option will lapse and the other terms and conditions of the restricted stock purchase agreement. The purchase price for the exercise of the repurchase option is the original purchase price paid by the purchaser and may be paid by cancellation of indebtedness of the purchaser to the Company. Upon exercise of the stock purchase right, the purchaser shall have the rights of a stockholder of the Company. Unless the Administrator permits transferability, stock purchase rights granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the grantee’s lifetime only by the grantee.

Terms and Conditions of Stock Appreciation Rights.    Stock appreciation rights are awards that grant the participant the right to receive an amount equal to (1) the number of shares of Company Common Stock exercised, times (2) the amount by which the Company’s stock price exceeds the exercise price. The exercise price will be set on the date of grant and may not be less than 100% of the fair market value of Company Common Stock on such date. An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price. The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares of Common Stock of the Company or in cash, or any combination thereof, as the Administrator may determine. Unless permitted by the Administrator, stock appreciation rights granted under the Plan are nontransferable other than by will and the laws of descent and distribution, and may be exercised during a participant’s lifetime only by the participant. Stock appreciation rights will be exercisable at such times as the Administrator determines, but will have a maximum term of ten (10) years. The vested portion of stock appreciation rights may be exercised following a participant’s termination of employment under conditions similar to stock options granted under the Plan.

Adjustments Upon Changes in Capitalization.    In the event that the stock of the Company changes by reason of any merger, consolidation or reorganization in which the Company is the surviving corporation or any recapitalization, stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company, appropriate adjustments shall be made by the Board in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any award outstanding under the Plan, and the exercise price of any such outstanding option, stock appreciation right or stock purchase right to preserve the benefits to persons holding such awards.

In the event that a Change of Control (as defined below) occurs, the vesting of all options, stock appreciation rights, restricted stock and stock purchase rights shall be accelerated and, concurrent with the effective date of the Change of Control, such persons shall have the right to exercise their awards in respect to any or all of the shares then subject thereto. To the extent possible, the Administrator shall cause written notice of the Change of Control to be given to the persons holding awards not less than ten (10) days prior to the anticipated effective date of the Change of Control. In the event of a Change of Control, the Administrator may take such other action as is equitable and fair.

The term “Change of Control” shall mean the occurrence of any of the following:

(i) Any “person,” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, a Company subsidiary, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or a successor to the Company) representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company or such successor; or

(ii) At least a majority of the directors of the Company constitute persons who were not at the time of their first election to the Board, candidates proposed by a majority of the Board of Directors in office prior to the time of such first election; or

(iii) A merger or consolidation in which the Company is not the surviving entity, except for a transaction, the principal purpose of which is to change the state in which the Company is incorporated; or

(iv) A sale, transfer or other disposition of assets involving fifty percent (50%) or more in value of the assets of the Company; or

(v) The dissolution of the Company, or liquidation of more than fifty percent (50%) in value of the Company; or

(vi) Any reverse merger in which the Company is a surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such reverse merger.

Amendment and Termination of the Plan.    The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) of the Internal Revenue Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any award previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate on May 19, 2015.

Repricing of Options.    Options granted under the Plan may not be repriced unless the repricing is approved by the stockholders of the Company.

Federal (U.S.) Income Tax Consequences

Nonstatutory Stock Options

An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section162(m) of the Internal Revenue Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held for more than 12 months are capped at 15%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

Stock Purchase Rights

Stock purchase rights generally are taxed in the same manner as nonqualified stock options. However, if upon exercise of a stock purchase right, the purchaser receives restricted stock which is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code, the purchaser will not recognize ordinary income at the time of purchase. Instead, purchaser will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. Unless limited by Section 162(m), the Company is entitled to a deduction in the same amount as the ordinary income recognized by the purchaser. The purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gain holding period by timely filing an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income, if any is measured as the difference between the purchase price and the fair market value on the date of purchase/issuance, and the capital gain holding period starts on such date. The ordinary income recognized by a purchaser who is our employee will be subject to tax withholding by the Company.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. Unless limited by Section 162(m), the Company is entitled to a deduction in the same amount as the ordinary income recognized by the participant. The ordinary income recognized by a purchaser who is our employee will be subject to tax withholding by the Company.

The foregoing is only a summary of the effect of federal income taxation upon optionees, recipients of stock appreciation rights, stock purchase rights and purchasers of restricted stock, and the company with respect to the grant and exercise of options, stock appreciation rights and stock purchase rights under the plan. It does not purport to be complete, and does not discuss the tax consequences of the employee’s, director’s or consultant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

Plan Benefits

The Company cannot now determine the number of stock options to be granted in the future to the Company’s Chief Executive Officer, the Company’s four most highly compensated executive officers, all executive officers as a group, all directors who are not executive officers as a group or all employees (including officers who are not executive officers) as a group. However, the following table sets forth (a) the aggregate number of shares of Common Stock subject to options granted under all plans during the last fiscal year, (b) the weighted average per share exercise price of such options, and (c) the number of shares remaining available for future issuance under all plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (1)	2,796,545	$8.17	929,151	(3)
Equity compensation plans not approved by stockholders (2)	1,346,434	$3.31	—	(5)

TOTAL	4,142,979	$11.48	929,151

(1)	Consists of the Platinum Software Corporation Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan — 1990 (the 1990 Plan), 1994 Incentive Stock Option, Non-qualified Stock Option and Restricted Stock Purchase Plan (the 1994 Plan), 1999 Nonstatutory Stock Option Plan (the 1999 Plan) and 2002 Employee Stock Purchase Plan (the Purchase Plan).

(2)	Consists of the 1993 Nonqualified Stock Option Plan, 1996 Nonqualified Stock Option Plan, 1997 Nonqualified Stock Option Plan, 1998 Nonqualified Stock Option Plan, 1999 Merger Transition Nonstatutory Stock Option Plan and the 2003 CFO Option Plan (hereinafter collectively referred to as the “Non-Shareholder Approved Plans”).

(3)	This number includes 757,683 shares of common stock reserved for issuance under the Purchase Plan, 0 shares available for issuance under the 1994 Plan, and 171,468 shares available for issuance under the 1999 Plan. It does not include shares under the 1990 Plan. No new options can be granted under the 1990 Plan. See Note 5.

(4)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers with and acquisitions of the companies that originally established those plans. As of December 31, 2004, a total of 26,235 shares of the Company’s common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $10.69 per share. No additional options may be granted under those assumed plans.

(5)	On March 18, 2003, the Compensation Committee of the Board of Directors approved an amendment to the Company’s 1999 Nonstatutory Stock Option Plan to increase the authorized shares of common stock under the Plan by 4,000,000 to a total of 6,000,000 shares of common stock authorized under the 1999 Plan. In addition, the Board of Directors resolved that if the 4,000,000 share increase to the 1999 Plan was approved, the Board would cease making grants under the Non-Shareholder Approved Plans. Because the share increase to the 1999 Plan was approved, the Company will no longer make additional grants under those Non-Shareholder Approved Plans.

Vote Required and Voting Procedures

At the Annual Meeting, the stockholders are being asked to approve the adoption of the Plan. The affirmative vote of a majority of the shares of Common Stock and Series D Preferred Stock (on an as-converted basis) present or represented and voting at the Annual Meeting of Stockholders will be required to approve the adoption of the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY’S 2005 STOCK INCENTIVE PLAN.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to audit our financial statements for the fiscal year ending December 31, 2005.

Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in all of these respects.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interest of Epicor and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors may reconsider its selection. The Board of Directors expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Fees Billed By Deloitte & Touche LLP During Last Two Fiscal Years	The following table sets forth the approximate aggregate fees billed to Epicor during fiscal years 2004 and 2003 by Deloitte & Touche LLP:

	2004	2003
Audit Fees (1)	$1,539,927	$426,425
Audit-Related Fees (2)	$255,778	$132,600
Tax Fees (3)	$433,749	$158,079
All Other Fees (4)	$546,398	$479,332

Total Fees	$2,775,852	$1,196,256

(1)	Audit Fees: This category includes fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years, including all fees related to review of internal controls and compliance pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

(2)	Audit-Related Fees: This category consists of assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for fees disclosed under this category include auditing work related to the acquisition of Scala Business Solutions, N.V. by Epicor in 2004.

(3)	Tax Fees: This category consists of fees for professional services rendered by Deloitte & Touche LLP for tax compliance including tax return preparation and technical tax advice, of approximately $142,000 and $80,000 for fiscal years 2004 and 2003, respectively. Fees associated with tax planning were approximately $283,000 and $7,000 in fiscal years 2004 and 2003, respectively.

(4)	All Other Fees: This category consists of fees incurred in connection with due diligence and other consulting work performed by D&T in relation to Epicor’s merger and acquisition processes in 2004, including for its acquisition of Scala Business Solutions N.V and Strongline Software A/S.

The Audit Committee has established a policy governing our use of Deloitte & Touche LLP for non-audit services. Under the policy, management may use Deloitte & Touche LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. In fiscal 2004, all fees identified above under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” that were billed by Deloitte & Touche LLP were approved by the Audit Committee pursuant to the Company’s pre-approval policies and procedures established by the Audit Committee.

The Audit Committee has determined the rendering of other professional services for tax compliance and tax advice by Deloitte & Touche LLP is compatible with maintaining their independence.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Deloitte & Touche LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

Recommended Vote	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS EPICOR’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table.    The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company in all capacities to the Company’s (i) Chief Executive Officer and other executive officers.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards				All Other Compensation ($)
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)
L. George Klaus Chairman of the Board, President, and Chief Executive Officer	2004 2003 2002	694,720 668,000 634,000		691,942 801,600 598,496	(3)	— — —	— 38,250,000 —	(2)	— — —	16,740 3,564 3,564	(1) (1) (1)

Michael A. Piraino Senior Vice President and Chief Financial Officer	2004 2003	228,800 131,667	(4)	189,904 115,651		— —	— —		50,000 250,000	494 295	(1) (1)

Mark A. Duffell Executive Vice President	2004 2003 2002	332,800 281,243 247,039		276,224 230,882 102,453	(6)	— — —	— — —		110,000 100,000 20,000	13,787 22,831 11,561	(5) (7) (8)

Richard D. Borg (10) Executive Vice President	2004 2003 2002	301,600 273,750 247,000		150,800 215,940 67,940		— — —	— — 123,627		30,000 80,000 10,000	4,299 408 385	(9) (1) (1)

(1)	Amount stated reflects premium for group term life insurance and medical fee reimbursement, if any.

(2)	On March 18, 2003, the compensation committee of the board of directors granted to the Company’s CEO the right to receive 3,000,000 shares of restricted stock for a purchase price equal to the par value of such stock. The first grant was effective immediately and consisted of 1,000,000 shares. The second grant of 2,000,000 was conditioned upon stockholder approval of an increase in the number of shares reserved under the Company’s 1999 Nonstatutory Stock Option Plan. Such stockholder approval was obtained on May 20, 2003. See “Compensation Committee Report – CEO Compensation for Fiscal 2004.” Of the 1 million share grant, 100,000 vested monthly on the grant date anniversary such that as of December 31, 2003, all 1,000,000 shares had vested. With respect to the 2 million share grant, 250,000 shares vest on March 31, 2004 and quarterly thereafter such that they are fully vested on December 31, 2005. The value of Mr. Klaus’ 3 million share restricted stock holdings at December 31, 2003, was $38,250,000, which was determined by multiplying the number of restricted shares times $12.76, the closing price of the Company’s common stock on December 31, 2003, net of the consideration paid for the restricted shares. The restricted stock is entitled to the same dividends as are paid to the common stock generally.

(3)	Amount stated reflects $350,000 Management Retention Bonus accrued during both 2001 and 2002 and paid out in February 2002 and 2003, respectively. See “Employment, Change of Control and Severance Agreements” in the Proxy Statement for the 2004 Annual Meeting of Shareholders.

(4)	Mr. Piraino’s employment with the Company began effective May 27, 2003.

(5)	Amount stated reflects $339 for group term life insurance and $1,372 in relocation expenses.

(6)	Amount includes $18,000 for one-time signing bonus.

(7)	Amount stated reflects $135 for group term life insurance; $13,111 in relocation expenses; and $9,585 in car allowance.

(8)	Amount stated reflects car allowance.

(9)	Amount stated reflects $453 for group term life insurance and $3,796 in fringe benefits.

(10)	Mr. Borg served as Executive Vice President of the Company from June 2003 through August 2004 and his employment with the Company terminated effective December 30, 2004.

Option Grants Table.    The following table sets forth certain information concerning grants of stock options to each of the persons named in the Summary Compensation Table during the fiscal year ended December 31, 2004. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective terms. Such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. No assurance can be given that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved. The Company did not grant any stock appreciation rights during 2004.

Options granted have a term of ten (10) years, subject to earlier termination in certain events related to termination of employment. The exercise price of each option is equal to the fair market value of the common stock on the date of grant. The options are scheduled to vest over 4 years with vesting 25% on each anniversary of the grant, or 25% on the first anniversary and quarterly thereafter such that the grant is vested fully after 4 years.

Option Grants in Last Fiscal Year

Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/Sh) (3)(4)	Expiration Date
Name						5% ($)	10% ($)
L. George Klaus	—	—	—	—		—	—
Michael A. Piraino	20,000	1.34%	12.74	1/2/14		160,242	406,086
	30,000	2.01%	15.21	10/26/14		286,965	727,225
Richard D. Borg	30,000	2.01%	12.74	1/2/14	(5)	240,364	609,128
Mark A. Duffell	30,000	2.01%	12.74	1/2/14		240,364	609,128
	40,000	2.68%	10.39	7/19/14		261,369	662,359
	40,000	2.68%	15.21	10/26/14		382,619	969,633

(1)	Potential realizable values (i) are net of exercise price before taxes, (ii) assume that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term, and (iii) assume that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These numbers are calculated based on SEC rules and do not reflect our estimate of future stock price growth.

(2)	Based on options to purchase 1,492,000 shares of Common Stock granted to employees in fiscal 2004.

(3)	Options were granted at an exercise price equal to the fair market value of our Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the last trading day prior to the date of grant.

(4)	Exercise price and tax withholding obligations may be paid in cash, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure.

(5)	All 30,000 options were cancelled on December 30, 2004 in connection with the termination of Mr. Borg’s employment with the Company.

Aggregated Option Exercises and Fiscal Year End Option Value Table.     The following table sets forth certain information concerning the exercise of options by each of the persons named in the Summary Compensation Table during the fiscal year ended December 31, 2004, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options outstanding as of December 31, 2004. Also reported are the values for “in the money” options that represent the positive spread between the exercise prices of any of such existing stock options and the closing sale price of the Company’s Common Stock as of December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised in-the- Money Options at Fiscal Year-End (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($) (2)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
L. George Klaus	—	—	416,667	83,333	5,391,671	1,078,329
Michael A. Piraino	30,000	311,205	63,750	206,250	665,550	1,658,250
Richard D. Borg	—	—	82,500	—	960,200	—
Mark A. Duffell	70,000	868,351	5,000	195,000	47,100	1,085,750

(1)	Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise or base price on “in-the-money” options. The closing sale price for the Company’s Common Stock as of December 31, 2004 on the NASDAQ National Market System was $14.09.

(2)	Represents the market value of the underlying securities on the date of exercise, minus the exercise price.

Employment, Change of Control and Severance Agreements

The Company entered into an offer letter with L. George Klaus when he joined the Company as President and Chief Executive Officer in February 1996. The offer letter initially provided for a base salary of $500,000, together with an annual bonus on a fiscal year basis of up to $250,000 based on a performance plan. The offer letter also initially provided that Mr. Klaus could earn an additional incentive bonus of up to $250,000 upon fulfillment of certain performance criteria. Mr. Klaus’ base salary has been increased since the time he joined the Company and his bonus plan also has been modified. See “REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION-CEO Compensation for Fiscal 2004.”

In addition, the Company agreed to pay Mr. Klaus 12 months severance, including salary and bonus, in the event his employment is terminated without cause or in the event that he is constructively terminated.

Finally, the Company agreed to provide a relocation package to Mr. Klaus to assist him in relocating from Northern California to Southern California. Such package included: (i) paying the shortfall on the sale of his primary residence; (ii) reimbursing Mr. Klaus certain financing and closing costs in connection with the purchase of a new home; (iii) providing temporary housing in Southern California; and (iv) paying moving expenses.

In December 2001, the Company entered into a management retention agreement with Mr. Klaus which both affirmed previously established severance benefits as contained in his original 1996 offer letter and also provided for his receipt of additional benefits in the event of a Change in Control of the Company as defined in the management retention agreement. Among other things, Mr. Klaus also will receive twelve months coverage under the Company’s benefit plans and a payment to offset the effect of any excise taxes required to be paid on account of his receipt of severance payments and benefits.

On March 18, 2003, the Compensation Committee approved a new stock grant for the Company’s Chairman and Chief Executive Officer, L. George Klaus.

Under the new award, Mr. Klaus was granted rights to purchase a total of 3,000,000 shares of restricted stock. The award consisted of two separate grants. See Compensation Committee Report — CEO Compensation for Fiscal 2004.

The Company entered into an offer letter with Michael A. Piraino when he joined the Company in May 2003 as Senior Vice-President and Chief Financial Officer. The offer letter provides for a base salary of $220,000, together with a target annual bonus on a fiscal year basis of $110,000 based on a performance plan. The target bonus may increase to $220,000 if the performance targets are exceeded.

In addition, Mr. Piraino was granted an option to purchase 250,000 shares of Common Stock at an exercise price of $3.65 per share. The options vest with respect to 250,000 shares as follows: (i) 62,500 shares vest on the first anniversary of the employment start date; and (iii) 15,625 shares vest quarterly thereafter such that the shares are fully vested after four years.

In addition, the Company agreed to pay Mr. Piraino 6 months severance, including salary and bonus, in the event his employment is terminated without cause or in the event that he is constructively terminated. In the event of termination without cause or a constructive termination, the shares of Common Stock that would have vested under Mr. Piraino’s options during the next 6-month period shall accelerate and become vested. If a change of control occurs, then all shares subject to his options shall become fully vested upon the change of control.

The Company entered into an Agreement with Mark Duffell in June 2003 when he was promoted to Executive Vice-President and Group General Manager of the e by Epicor and International Divisions of the company. The Agreement provides for a base salary of $320,000, together with a target annual bonus on a fiscal year basis of $160,000 based on a performance plan. The target bonus may increase to $320,000 if the performance targets are exceeded.

In addition, Mr. Duffell was granted an option to purchase 80,000 shares of Common Stock at an exercise price of $4.67 per share. The options vest with respect to 80,000 shares as follows: (i) 20,000 shares vest on the first anniversary of the employment start date; and (iii) 5,000 shares vest quarterly thereafter such that the shares are fully vested in four years. If a change of control occurs, then all shares subject to his options shall become fully vested upon the change of control.

In addition, the Company agreed to pay Mr. Duffell a signing bonus of $18,000 and reimburse him for his relocation expenses related to his and his family’s expenses associated with moving from the United Kingdom to the United States. In the event his employment is terminated without cause or in the event that he is constructively terminated, the Company agreed to pay the relocation expenses associated with his moving back to the United Kingdom. In the event of termination without cause or a constructive termination, the shares of Common Stock that would have vested under Mr. Duffell’s options during the next 6-month period shall accelerate and become vested. If a change of control occurs, then all shares subject to his options shall become fully vested upon the change of control.

The Company has entered into a separate agreement with Mr. Duffell providing that, if his employment is involuntarily terminated within six months following a change of control of the Company or if there is a constructive termination of his employment within six months following a change of control, then he will be entitled to receive six months of base salary plus an additional week’s pay for each full year of service to the Company.

The Company entered into an agreement with Mr. Borg providing that, (i) if his employment was involuntarily terminated within six months following a change of control of the Company or if there were a constructive termination of his employment within six months following a change of control, then he would be entitled to receive six months of base salary plus an additional week’s pay for each full year of service to the Company and (ii) compensation totaling from 6 to 12 month’s base salary and bonus in the event the Company terminated him without cause. Mr. Borg’s employment with the Company ceased on December 30, 2004 and his compensation for 2004 is included in the amounts reported herein in the Summary Compensation Table.

The Company entered into an agreement with Mr. Kemi, while he was a director of the Company, in connection with the termination of Mr. Kemi’s employment with Scala, a subsidiary of the Company, on August 13, 2004. The agreement provided that Mr. Kemi would receive from Scala (i) $230,000 as a severance payment made in four equal installments of $57,500 each on November 13, 2004, February 13, 2005, May 13, 2005 and August 13, 2005 respectively and (ii) an additional lump sum payment of $150,000. The agreement also provided that Mr. Kemi would resign his position as a managing director of Scala and any affiliated company and would release Scala, Epicor and its affiliates from claims related to his employment.

In addition, the Company also entered into a consulting agreement with CHB Management GmbH, a Swiss corporation affiliated with Mr. Kemi pursuant to which Mr. Kemi will provide certain consulting services to the Company for a consulting fee of $250 per hour up to $2,000 per 8-hour day of actual consulting services agreed to by the Company and Mr. Kemi. Mr. Kemi is also entitled to receive reimbursement for his reasonable out of pocket expenses incurred in connection with providing consulting services to the Company. The consulting agreement remains in effect until October 18, 2007 unless either party terminates the consulting agreement by providing 10 days written notice to the other party or upon a breach of the consulting agreement, by the non-breaching party. To date, Mr. Kemi has not been paid or retained by the Company to perform any consulting services under the consulting agreement.

Directors’ Compensation

In 2004, the Companies paid each non-employee director of the Company a $10,000 annual retainer fee and a $5,000 fee for physical attendance at a board meeting. The board meeting fee is $2,500 if attendance is via phone. Beginning in 2003, non-employee members of the Board’s Audit and Compensation Committees were also paid a $5,000 fee for physical attendance at a committee meeting and $2,500 if attendance was via phone. Such committee fees are halved if they occur on the same day as a Board of Directors meeting. During 2004, board fees were paid to the current directors. Also, beginning in January 2000 each non-employee director of the Company received an option to purchase 35,000 shares upon commencement of service as a director and an option to purchase 10,000 shares upon each subsequent annual reelection to the Board. The options are and will be priced at the fair market value of the Company’s common stock on the date of grant and have a three-year vesting schedule. Beginning in 2003, the 35,000 share grant vests 5,000 on the day of the grant and the remaining 30,000 shares begin vesting on the first anniversary of the grant and quarterly thereafter in blocks of 2,500 such that they are fully vested within three years of the grant. The subsequent 10,000 share grant vests over three years with the first 3,333 vesting on the first anniversary of the grant and then quarterly thereafter.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms, we believe that all our executive officers, directors and five percent stockholders complied with the applicable filing requirements, except for Donald R. Dixon who filed one Form 4, as amended, one day late on November 17, 2004 in order to report numerous transactions resulting from the conversion of Series C Preferred Stock and Series D Preferred Stock to common stock, the distribution of such common stock from affiliated partnerships to Mr. Dixon and the subsequent sale of such common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the compensation agreements and other arrangements that are described under “Change of Control and Severance Agreements” and the transactions described below, there was not during fiscal year 2004 nor is there currently proposed, any transaction or series of similar transactions to which Epicor was or is to be a party in which the amount involved exceeds $60,000 and in which any director, nominee for director, executive officer, five percent stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Other Related Party Transactions

George Klaus, the Company’s Chairman and CEO, is currently in an ongoing personal relationship with one of the Company’s Senior Vice Presidents. The Senior Vice President with whom he is having a relationship is not an “executive officer” of the Company, and she reports directly to an Executive Vice President of the Company and not directly to Mr. Klaus. In addition, following a thorough board review of the relationship, the Board has determined that, so long as Mr. Klaus remains in this relationship, all employment and compensation matters relating to her will be made by the Executive Vice President, subject to review and approval by the Board or a committee of the Board, rather than Mr. Klaus. She is currently compensated at a level that the Company believes is comparable to other employees in similar positions of responsibility at the Company.

On February 13, 2003, the Company completed a private placement of 300,000 shares of newly created Series D Preferred Stock resulting in gross proceeds to the Company of $5,730,000. The Company sold the shares, each of which is convertible into 10 shares of the Company’s common stock, to investment funds associated with Trident Capital (“Trident”, collectively, the “Trident Funds”), a venture capital firm in which one of the Company’s directors, Donald R. Dixon, serves as managing director, pursuant to a Series D Preferred Stock Purchase Agreement dated as of February 11, 2003 between the Company and Trident. Mr. Dixon is a managing director of Trident Capital, Inc., which is the general partner of Trident Capital, L.P., which is the general partner of Trident Capital Partners Fund -I, L.P. and Trident Capital Partners Fund -I, C.V.; Mr. Dixon is also a member of Trident Capital Management -V, LLC, which is the general partner of Trident Capital Fund-V, L.P., Trident Capital Fund-V Principals Fund, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P. and Trident Capital Parallel Fund-V, C.V.

The price of the Series D Preferred Stock was determined to be $19.10, reflecting the Company’s common stock closing price of $1.91 on February 10, 2003, the day preceding the purchase agreement.

Certain of the Trident Funds, acquired a total of 61,735 shares of Series C Preferred Stock; 25,415 shares were acquired on May 30, 1995 at a purchase price of $78.70 per share and 36,320 shares were acquired on March 5, 2003 at a purchase price of $19.10 per share. These shares were convertible at any time at the election of the holder on a 10-for-1 basis into common stock.

On November 12, 2004, certain of the Trident Funds effected a conversion of 131,842 shares of Series D Preferred Stock (convertible 10-for-1) into 1,318,420 shares of common stock, leaving a balance of 168,158 shares of Series D Preferred Stock that have not been converted. In addition, on

November 12, 2004, certain of the Trident Funds effected a conversion of 61,735 shares of Series C Preferred Stock (convertible 10-for-1) into 617,350 shares of common stock, and no longer own any shares of Series C Preferred Stock.

The Company’s outstanding Series D Preferred Stock is convertible into common stock of the Company on a ten-for-one basis at any time at the option of the holders. Such shares automatically convert into common stock of the Company ten days after formal notification by the Company that the average consecutive 20-trading day closing stock price of the common stock has exceeded $5.73 per share and that the Company meets certain other conditions. The holders of Series D Preferred Stock are entitled to vote with holders of common stock on an as-converted basis and, pursuant to the terms of the Stock Purchase Agreement, the Company has agreed to register the sale of shares of common stock issuable upon conversion of the preferred stock.

The holders of the Series D Preferred Stock are entitled to receive, when and if declared by the Board of Directors, dividends out of any assets of the Company legally available. Such dividends are required to be paid prior to and on an equal basis to any dividend, which may be declared by the Board of Directors for holders of common stock. Dividends are not cumulative and no dividends have been declared or paid as of March 21, 2005. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series D Preferred Stock shall be entitled to receive, in preference to any distribution to the common stockholders, an amount per share equal to $19.10, plus, while participating with shares of Common Stock, the greater of (i) $38.20 per share plus all accrued or declared but unpaid dividends on such shares or (ii) the amount per share that the holders of Series D Preferred Stock would have been entitled to receive had all holder of all series of Preferred Stock converted all their shares of Preferred Stock into Common Stock immediately prior to such event. Additionally, in the event that 50% or more of the Company’s voting power is transferred, or all or substantially all of the Company’s assets are acquired, the holders of the Series D Preferred Stock shall be entitled to receive the foregoing principal amounts payable upon a liquidation or dissolution.

During the first quarter of 2003, the Company recorded $241,000 for a fee paid to the holders of the preferred stock accounted for as a beneficial conversion option on this preferred stock. In connection with this placement, the Company incurred transaction costs of approximately $166,000, which were netted against the gross proceeds.

COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to our executive officers during fiscal year 2004. Actual compensation earned during fiscal year 2004 by the persons named in the Summary Compensation table is shown in the Summary Compensation Table.

Compensation Philosophy

Epicor’s philosophy in setting compensation policies for executive officers is to align overall compensation with performance. The Compensation Committee approves and regularly evaluates Epicor’s compensation policies applicable to the executive officers, including the chief executive officer, and reviews the performance of these officers. The Compensation Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value and has adopted the following guidelines for compensation decisions:

•	Provide a competitive total compensation package that enables Epicor to attract, motivate and retain key executive talent and that takes into consideration the compensation practices of peer companies, in the technology industry, with which we compete for executive talent;

•	Align all compensation programs with Epicor’s annual and long-term business strategies and objectives; and

•	Provide a mix of base and performance-leveraged variable compensation that directly links executive rewards to the achievement of financial, organization, management, and individual performance goals and stockholder return.

The Compensation Committee also believes that it is in the best interests of stockholders for Epicor’s executive officers have equity stakes in Epicor in order to align the financial interests of executive officers with those of stockholders.

Components of Executive Compensation	The compensation program for our executive officers consists of the following components:

•	Base Salary
•	Annual Cash Incentives
•	Long-Term Stock Option Incentives

Base Salary

The Board of Directors reviewed and approved fiscal year 2004 salaries for our Chief Executive Officer and other executive officers named in the Summary Compensation Table at the beginning of the fiscal year. Base salaries were established by the Board of Directors based upon each individual’s employment agreements as well as competitive compensation data, and each person’s job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the Board of Directors exercised its discretion and judgment based upon these factors and no specific formula was applied to determine the weight of each factor. The Compensation Committee periodically reviews and uses, as appropriate, market compensation information obtained through surveys of technology companies and customized surveys through the help of an independent consulting firm. This information is used to evaluate relative market position and to assist in designing guidelines with respect to compensation.

The Board of Directors’ decision with regard to Mr. Klaus’s base salary was based on both his past salary levels as well as his personal performance of his duties and the salary levels paid to chief executive officers of peer companies. With respect to other executive officers, the Compensation Committee has targeted base salary to the median of the industry, noting that in some circumstances it is necessary to provide compensation at above-market levels. These circumstances may include a need to attract and retain key individuals, to recognize roles that are larger in scope or accountability than standard market positions or to reward individual performance and contribution to the business. Although the Company targets the median of the industry for compensation, if the Company outperforms its financial targets, compensation for executive officers will as a result exceed the median of the industry. The Company exceeded its financial targets for 2004, thus compensation to executive officers also exceeded the median of the industry.

Annual Cash Incentives

Annual incentive bonuses for executive officers and other officers of the Company are intended to reflect the Board of Directors’ belief that a significant portion of the compensation of each executive officer should be contingent upon the performance of Epicor, as well as the individual contribution of each executive officer. To carry out this philosophy, the Company has established a cash bonus plan for executives and key employees. Payment of bonuses is dependent on the Company’s achieving specific performance criteria for the fiscal year. The performance criteria include a Company operating revenue target and a Company profit before taxes goal. One half of the bonus is based on achieving the operating revenue goal and the other half is tied to achieving the profit before taxes goal. Potential cash bonuses under the plan range from 5 percent to 100 percent of an individual’s base salary and can exceed 100 percent of base salary if greater than 100 percent of the performance criteria are achieved. Bonuses are paid if 75 percent of either the operating revenue or profit before taxes goals are met. The annual target level of the annual bonuses that the executive officers were eligible to receive varied from 50 to 60 percent of base salaries.

The profit and revenue targets are established on the basis of annual budget and forecasts developed by management and approved by the Compensation Committee. This operating plan is developed on the basis of (i) the Company’s performance for the prior fiscal year, (ii) estimates of sales revenue for the plan year based upon recent market conditions, trends and competition and other factors that, based on historical experience, are expected to affect the level of sales that can be achieved, (iii) historical operating costs and cost savings that management believes can be realized, (iv) competitive conditions faced by the Company, and (v) additional expenditures beyond prior fiscal years. By taking all of these factors into account, including market conditions, the earnings goal and revenue targets are determined. Given the variety of employment alternatives in both established and start-up high technology companies, the Compensation Committee concluded that the bonus plan could assist the Company in retaining and motivating its key management employees.

As a result of this performance-based bonus program, executive compensation, and the proportion of each executive’s total cash compensation that is represented by incentive or bonus income, may increase in those years in which the Company’s profitability increases. The variable compensation bonus plan is intended to motivate and reward executive officers by directly linking the amount of any cash bonus to specific company-based performance targets and specific individual-based performance targets. The Compensation Committee evaluates the performance of the executive officers and Epicor and approves a performance rating based upon the results of its evaluation after the end of the fiscal year. In fiscal 2004, the persons named in the Summary Compensation Table were paid the bonus amounts shown in the Summary Compensation Table as we exceeded our corporate performance targets for revenue and profit during fiscal year 2004.

Long-Term Stock Option Incentives

The Board provides our executive officers with long-term incentive compensation through grants of options to purchase our Common Stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of Epicor’s stockholders and to provide each executive officer with a significant incentive to manage Epicor from the perspective of an owner with an equity stake in the business. It is the belief of the Board that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. The Board considers the grant of each option individually, reviewing factors such as the performance of the executive officer, the anticipated future contribution toward the attainment of our long-term strategic performance goals and the number of unvested options held by each executive officer at the time of the new grant. In fiscal year 2004, executive officers were granted stock options to purchase 190,000 shares of our Common Stock.

CEO Compensation for Fiscal 2004

The principal components of compensation for the Chief Executive Officer for fiscal 2004 included base salary and bonus. L. George Klaus, the Company’s Chief Executive Officer, received a salary of $694,720 during fiscal 2004. Mr. Klaus’ base salary was negotiated as part of his compensation package when he joined the Company in February 1996 and has been subsequently increased on an annual basis. Mr. Klaus’ base salary increased by 4 percent over his salary at December 31, 2003.

Mr. Klaus also received a bonus of $691,942 for fiscal 2004. Mr. Klaus’ bonus plan for fiscal 2004 provided for a target bonus of $416,832. As described above, one half of the target bonus was based on achieving an operating revenue goal for the Company, the other half was based upon the Company achieving a profit before taxes goal and additional amounts could be earned if the Company exceeded 100 percent of the operating revenue and profit goals. Bonuses are paid if 75 percent of either the operating revenue or profit before taxes goals are met based on objective formulas. For 2004, Mr. Klaus received a bonus for 104 percent of his operating revenue bonus target and 113 percent of his net income bonus target due to the Company’s strong financial performance in fiscal year 2004, which exceeded targeted expectations.

During the fiscal year 2004, the Compensation Committee evaluated Mr. Klaus’s holdings of Epicor stock, stock options and stock purchase rights, including an evaluation of previously granted stock options and stock purchase rights. Mr. Klaus was not granted any stock options or stock purchase rights during the fiscal year ended December 31, 2004.

Compensation in Excess of $1 Million Per Year

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to any of the Company’s Chief Executive Officer and four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company does not have a policy that requires or encourages the Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee does consider the net cost to the Company in making all compensation decisions.

Respectfully submitted by:

Donald R. Dixon

Thomas F. Kelly

Robert H. Smith

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2004 with our management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K.

Members of the Audit Committee During Fiscal Year 2004:

Thomas F. Kelly

Donald R. Dixon

Robert H. Smith

Harold D. Copperman

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for the Company, the Center for Research in Securities Prices Index for the NASDAQ Stock Market (United States Companies) (the “CRSP NASDAQ Index”) and the Center for Research in Securities Prices Index for NASDAQ Computer and Data Processing Stocks (the “CRSP NASDAQ Computer Index”) for the last five fiscal years ended on December 31, 2004. The graph assumes that all dividends have been reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

(Epicor Software Corporation, CRSP NASDAQ Index, CRSP NASDAQ Computer Index)

The information contained above under the captions “Compensation Committee Report,” “Audit Committee Report” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that Epicor specifically incorporates it by reference into such filing.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 12, 2005

/s/ L. George Klaus L. George Klaus Chairman, CEO, President

APPENDIX A

EPICOR SOFTWARE CORPORATION

2005 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are:

•	to attract and retain qualified personnel for positions of substantial responsibility,

•	to provide additional incentive to Service Providers, and

•	to promote the success of the Company’s business.

Options granted under the Plan will be Nonstatutory Stock Options. Stock Purchase Rights and Stock Appreciation Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means individually or collectively, a grant under the Plan of Options, Stock Purchase Rights or Stock Appreciation Rights.

(d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(h) “Common Stock” means the Common Stock of the Company.

(i) “Company” means Epicor Software Corporation, a Delaware corporation.

(j) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m) “Employee” means any person, including Officers, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option, SAR or Stock Purchase Right grant. The Notice of Grant is part of the Award Agreement or Restricted Stock Purchase Agreement, as the case may be

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Option” means a nonstatutory stock option granted pursuant to the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s) “Optioned Stock” means the Common Stock subject to an Option, SAR or Stock Purchase Right.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Participant” means the holder of an outstanding Award granted under the Plan.

(v) “Plan” means this 2005 Stock Incentive Plan.

(w) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 of the Plan.

(x) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and Notice of Grant.

(y) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(z) “Service Provider” means an Employee, Consultant or Director.

(aa) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(bb) “Stock Appreciation Right” or “SAR” means a stock appreciation right granted pursuant to Section 12 of the Plan.

(cc) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 11 of the Plan.

(dd) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is three million (3,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of any Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(b) Other Administration. Other than as provided above, the Plan shall be administered by (a) the Board or (b) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

(c) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix) to modify or amend each Award (subject to Section 16(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to allow a Participant to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or vesting of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

Notwithstanding the foregoing or any other provisions of the Plan, the Administrator shall not be allowed to adjust or amend the exercise price of any Options previously granted hereunder, whether through amendment, cancellation or replacement grants or through any other means.

(d) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Awards may be granted to Service Providers.

6. Limitations.

(a) No Guarantee of Continued Service Relationship. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(b) Internal Revenue Code Section 162(m) Limitations. The following limitations shall apply to grants of Options and Stock Appreciation Rights:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options and Stock Appreciation Rights to purchase or receive more than 1,500,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options and Stock Appreciation Rights to purchase or receive up to an additional 1,500,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14. The foregoing limitations shall not apply to grants of Stock Purchase Rights under the Plan.

7. Term of Plan. The Plan shall become effective upon the date of its approval by the stockholders of the Company. It shall continue in effect for ten (10) years, unless sooner terminated under Section 16 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Award Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, but shall in no event be less than 100% of Fair Market Value.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement (after the payment of any applicable tax withholding);

(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(viii) any combination of the foregoing methods of payment.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option, but only within such period of time as is specified in the Award Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, subject to the limits set forth in Section 6.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that the exercise price of a SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

(d) SAR Agreement. Each SAR grant shall be evidence by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(e) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that no SAR shall have a term of more than ten (10) years from the date of grant. Notwitstanding the foregoing, the rules of Section 10(b), (c) and (d) also shall apply to SARs.

(f) Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

The number of Shares with respect to which the SAR is exercised.

(g) Form of Payment. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

13. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments Upon Changes in Capitalization or Change of Control.

(a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation or reorganization in which the Company is the surviving corporation or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors in the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Awards in order to preserve, but not to increase, the benefits to persons then holding Awards.

(b) In the event that a Change of Control (as defined below) occurs, the vesting of all Options, SARs and Stock Purchase Rights shall be accelerated immediately prior thereto and Participants holding such Awards shall have the right to exercise their Options, SARs or Stock Purchase Rights in respect to any or all of the Shares then subject thereto. Any Company repurchase option with respect to Restricted Stock shall immediately lapse with respect to all such Restricted Stock. To the extent possible, the Administrator shall cause written notice of the Change of Control to be given to the persons holding Awards not less than ten (10) days prior to the anticipated effective date of the Change of Control. In the event of a Change of Control, the Administrator may take such other action as is equitable and fair.

(c) For the purposes of this Agreement, the term “Change of Control” shall mean the occurrence of any of the following:

(i) Any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, a Company subsidiary, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (or a successor to the Company) representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company or such successor; or

(ii) At least a majority of the directors of the Company constitute persons who were not at the time of their first election to the Board, candidates proposed by a majority of the Board of Directors in office prior to the time of such first election; or

(iii) A merger or consolidation in which the Company is not the surviving entity, except for a transaction, the principal purpose of which is to change the state in which the Company is incorporated; or

(iv) A sale, transfer or other disposition of assets involving fifty percent (50%) or more in value of the assets of the Company; or

(v) The dissolution of the Company, or liquidation of more than fifty percent (50%) in value of the Company; or

(vi) Any reverse merger in which the Company is a surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such reverse merger.

15. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

17. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

EPICOR 18200 VON KARMAN AVE., SUITE 1000 IRVINE, CA 92612

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Epicor Software Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Epicor Software Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                             EPICOR                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EPICOR SOFTWARE CORPORATION

Proposals to be Voted Upon

1. Election of Directors—The names of the directors are:	For Withhold For All All All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number of the line below.
01) L. George Klaus, 02) Donald R. Dixon, 03) Thomas F. Kelly, 04) Harold D. Copperman and 05) Robert H. Smith	☐ ☐ ☐

Vote on Proposals

2.     Approval of the Company’s 2005 Stock Incentive Plan—Approval of the Company’s 2005 Stock Incentive Plan under which a total of 3,000,000 shares of Company common stock are reserved for future issuance as options, restricted stock or stock appreciation rights to employees, officers, directors and consultants of the Company.

3.     Appointment of Deloitte & Touche, LLP as Independent Accountants—To ratify the appointment of Deloitte & Touche, LLP as independent accountants for the year ending December 31, 2005.

4.     To transact such other business as may properly come before the meeting or any postponements or adjournments.

For Against Abstain ☐ ☐ ☐ ☐ ☐ ☐

Signature (PLEASE SIGN WITHIN BOX)                 Date                                                              Signature (Joint Owners)                 Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

EPICOR SOFTWARE CORPORATION

The undersigned stockholder of Epicor Software Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 12, 2005, and hereby appoints L. George Klaus, and Michael A. Piraino, or any one of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Epicor Software Corporation to be held on May 19, 2005 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE APPROVAL OF THE COMPANY’S 2005 STOCK INCENTIVE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Important: This proxy should be marked, dated and signed by each shareholder exactly as their name appears on the stock certificate, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If the shares are held by joint tenants or as community property, both holders should sign.